SEPARATION AGREEMENT AND
FULL AND FINAL RELEASE OF CLAIMS

This Separation Agreement and Full and Final Release of Claims (“Agreement”) is made and entered into between Robert W. Black (“Employee “) and Kimberly-Clark Worldwide, Inc. (“K-C”).

1.    SEPARATION FROM EMPLOYMENT. Employee is separating from K-C and Employee's last day on the payroll is April 30, 2012.

(a)	Employee will continue to report to the Chairman of the Board & CEO through the end of the employment relationship.

(b)
Employee will cooperate with and assist in an orderly transition of Employee's duties, as requested by the Chairman of the Board & CEO, or any other officers the Chairman of the Board & CEO may designate.

(c)	Employee shall devote Employee's attention and best efforts to the satisfactory performance of the work.

(d)	Employee will comply with K-C rules and policies, including, without limitation, the K-C Code of Conduct.

(e)
Employee will resign as an officer and director of K-C and all subsidiaries and affiliated companies for which Employee is an officer or director as requested by K-C and take all other actions to transfer any interest Employee may have, in any subsidiaries and affiliated companies.

2.    CONSIDERATION. In consideration of Employee's decision to enter into this Agreement, K-C will provide Employee with the following along with other good and valuable consideration:

(a)	Employee shall remain an employee of K-C, receiving full-time pay and all benefits to which Employee may otherwise be entitled, through April 30, 2012.

(b)
A lump sum separation payment of two (2) times the sum of Employee's annual salary plus the average of the last three (3) years of Employee's bonus payments, pursuant to the terms of the Kimberly-Clark Corporation Severance Pay Plan, in the specific amount of $2,296,823.00.

(c)
Employee will be paid a prorated portion of any year 2012 award Employee would otherwise be provided under the terms of the Executive Office Achievement Award Program (“EOAAP”). Any award provided to Employee under EOAAP will be prorated and paid according to the terms of the EOAAP program.

(d)
Employee will be offered COBRA medical continuation coverage under Employee's current medical plan or as otherwise provided by law and will receive eighteen (18) months of such coverage without payment of the applicable premium if Employee elects coverage; provided that such coverage will cease if during that 18-month period Employee obtains coverage through another employer. If Employee is eligible for COBRA medical coverage beyond eighteen (18) months, Employee must pay the applicable premiums for further coverage as provided by law.

(e)
Attendance by Employee at a nationally recognized public board of directors governance program. K-C shall provide Employee reimbursement of reasonable out of pocket expenses and costs related to participation in this program. Such program must commence not later than eight months following the date of Employee's separation from K-C.

(f)	Employee Assistance Program (EAP) services provided by K-C's current EAP provider for a period of three (3) months beginning the month following Employee's separation from K-C.

Tax withholdings may be applied to the above payments as determined by K-C in its sole discretion. Employee is fully responsible for the payment of all taxes and K-C makes no representation as to the tax treatment of any consideration under this Agreement.  All above payments will be made as soon as administratively feasible after the last date of Employee's employment or the date this Agreement becomes final and binding whichever is later.

3.    VACATION PAY. Whether or not Employee executes this Agreement, Employee will be paid for any unused vacation due to Employee according to the K-C vacation policy currently in effect.

4.    SEVERANCE PAY PLAN. Employee agrees and understands that the consideration described in Paragraph 2 of this Agreement is provided through Kimberly-Clark Corporation's Severance Pay Plan (the “Plan”), which also requires the execution of this Agreement as a condition to the payment of benefits under the Plan.

5.    FULL AND FINAL RELEASE. In exchange for the consideration outlined in Paragraph 2 above, Employee, for the Employee, Employee's attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges K-C, all parent, subsidiary, related and affiliated companies, including Kimberly-Clark Corporation, and its parent, subsidiary, related and affiliated companies, as well as its and their successors, assigns, officers, owners, directors, agents, representatives, attorneys, and employees (all of whom are referred to throughout this Agreement as “KCC”), of and from all claims, demands, actions, causes of action, suits, damages, losses, and expenses, of any and every nature whatsoever, as a result of actions or omissions occurring through the execution date of this Agreement. Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination, either as a result of the separation of Employee's employment or otherwise, any claims under any KCC severance pay plan, under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act (FMLA), the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Ledbetter Fair Pay Act, the Internal Revenue Code (IRC), the US tax code, the Employee Retirement Income Security Act (ERISA), any other federal, state or local statute, rule, ordinance, or regulation, as well as any claims for alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, or any other unlawful behavior, the existence of which is specifically denied by KCC.

Nothing in this Agreement, however, shall be construed to prohibit Employee from filing a charge or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency. Notwithstanding the foregoing, Employee waives Employee's right to recover monetary or other damages as a result of any charge or lawsuit filed by Employee or by anyone else on Employee's behalf, including a class or collective action, whether or not Employee is named in such proceeding. Further, nothing in this Agreement is intended to waive Employee's entitlement to vested benefits under any pension, 401(k) plan or other benefit plan provided by KCC. Finally, the above release does not waive claims that Employee could make, if available, for unemployment or workers' compensation and also excludes any other claim which cannot be released by private agreement between the parties.

6.    POST-EMPLOYMENT COOPERATION.  Employee agrees to willingly cooperate and consult with KCC, answer questions for KCC and provide information as needed by KCC from time to time on a reasonable basis regarding pending or threatened litigation matters, investigations, or legal disputes that arise or have arisen over actions or matters that occurred or failed to occur during Employee's employment with KCC.  Employee further agrees to assist KCC as a witness at trial or during such litigation or legal disputes (including depositions or governmental investigations) if requested by KCC.  KCC shall provide Employee reimbursement of reasonable out of pocket expenses and costs related to participation under this Paragraph.

7.    NON-DISPARAGEMENT. Employee agrees that Employee has not and will not (including during the time period while this Agreement was under consideration by Employee) make statements to clients, customers and suppliers of KCC or to other members of the public that are in any way disparaging or negative towards KCC, KCC's products or services, or KCC's representatives or employees.

8.    NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. This Agreement shall not be construed as an admission by KCC of any liability or acts of wrongdoing or discrimination, nor shall it be considered to be evidence of such liability, wrongdoing, or discrimination.

9.    TERMINATION OF EMPLOYMENT RELATIONSHIP. Except as set forth above, Employee and KCC agree as a matter of intent that, except for vested benefits under any pension, 401(k) plan or other benefit plan provided by KCC unless otherwise provided, this Agreement terminates all aspects of the relationship between them.

10.    RETURN OF MATERIALS. Employee acknowledges, understands, and agrees that Employee will turn over to Employee's team leader or other designate all files, memoranda, records, credit cards, manuals, computer equipment, computer software, pagers, cellular phones, facsimile machines, and any other equipment or documents (originals and any copies), and all other physical or electronic property of similar type that Employee received from KCC and/or that Employee used in the course of Employee's employment with KCC and that are the property of KCC. This includes any documentation in support of the following as define in the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement: Business Ideas, Company Information, and Confidential Information. Employee agrees not to delete, forward, copy, or remove any information, electronic or otherwise, prior to returning such materials. However, after entering into KCC's Technology Transfer Agreement, Employee will be entitled to keep his KCC issued phone and related technology in use at his home after allowing KCC to wipe clean any information and software on the phone and other equipment, and will return to KCC his RAS card, any other computer equipment and all confidential and proprietary information and all other KCC property, as well as all copies or excerpts of any software or other property, files or documents related to his computer equipment and if requested by KCC his laptop computer. Employee affirms that there is nothing contained in the phone and other computer equipment that he will retain that would violate the terms of any confidentiality agreement entered into between Employee and KCC.

11.    GOVERNING LAW. This Agreement shall be interpreted under the laws of the State of Texas without regard to conflicts of law.

12.    SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of law to be unenforceable, the remainder of the Agreement will continue to be valid and effective.

13.    SOLE AND ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties. Any prior agreements between or directly involving the parties to the Agreement are superseded by the terms of this Agreement and thus are rendered null and void. However, any noncompetition, confidentiality, nonsolicitation and/or assignment of business ideas agreements or any prior agreements between the parties related to inventions, business ideas, and confidentiality of corporate information remain intact, including, but not limited to, those attached as Exhibit A.

14.    NO OTHER PROMISES. Employee affirms that the only consideration for Employee signing this Agreement is that set forth in Paragraph 2, that no other promise or agreement of any kind has been made to or with Employee by any person or entity to cause Employee to execute this document, and that Employee fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

15.    ACKNOWLEDGEMENTS.
(a)Employee acknowledges, understands and agrees that it is Employee's obligation to make a timely report, in accordance with the procedures in place at the KCC facility where Employee worked, of any work related injury or illness. Employee further acknowledges, understands and agrees that Employee has reported to KCC management personnel any work related injury or illness that occurred up to and including Employee's last day of employment.
(b)Employee acknowledges that Employee has no knowledge of any actions or inactions by KCC that Employee believes could possibly constitute a basis for a claimed violation of any federal, state, or local law, any common law or any rule promulgated by an administrative body.

16.    ADVICE OF ATTORNEY. Employee acknowledges that Employee has been and is hereby advised to consult with an attorney in regard to this matter. Employee further acknowledges that Employee has been given twenty-one (21) days from the time that Employee receives this Agreement to consider whether to sign it. If Employee has signed this Agreement before the end of this twenty-one (21) day period, it is because Employee freely chose to do so after carefully considering its terms. Finally, Employee shall have seven (7) days from the date Employee signs this Agreement to change Employee's mind and revoke the Agreement. If Employee does not revoke this Agreement within seven (7) days of Employee's signing, this Agreement will become final and binding on the day following such seven (7) day period. If Employee elects not to sign this Agreement within twenty-one (21) days from the date that Employee receives this Agreement, the offer to enter into this Agreement shall terminate and expire automatically.

17.    LEGALLY BINDING AGREEMENT. Employee understands and acknowledges that this Agreement is final and binding following the seven (7) day revocation period provided by this Agreement.

Dated: April 30, 2012	/s/ Robert W. Black
Robert W. Black

For: Kimberly-Clark Worldwide, Inc.

Dated: April 30, 2012	/s/ Thomas J. Falk
Thomas J. Falk
Chairman of the Board & CEO

Exhibit A-1

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT

THIS AGREEMENT RELATES TO IMPORTANT LEGAL RIGHTS AND OBLIGATIONS.
YOU SHOULD READ IT CAREFULLY AND YOU SHOULD SEEK INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY QUESTIONS.

In consideration of my initial and/or ongoing at-will employment with Kimberly-Clark Corporation or one of its subsidiary companies, and the compensation and benefits provided to me, the Company's agreement to provide me with access to the Company's Confidential Information and Trade Secrets, access to its customers, and the other promises made below, I enter into the following Confidentiality, Nonsolicitation, and Assignment of Business Ideas Agreement:

1.     Definitions.

(a)     "Business" as used in this Agreement means the development, production, sales and/or marketing of health and hygiene products of the type developed, produced, sold and/or marketed by Kimberly Clark.

(b)     "Business Ideas" as used in this Agreement means all ideas, concepts, innovations, inventions, data, developments, and works of authorship, whether or not patentable, both technical and business, which I originate, conceive or develop, either alone or in conjunction with others, at any time during my employment with the Company, except those which satisfy all three of the following criteria: i) unrelated to the Company's business; ii) not originated, conceived or developed during my working hours; and iii) not originated, conceived or developed by use of any Company property such as tools, supplies, equipment, materials, facilities or other Company employees. Any idea, concept, innovation, invention, data, development or work of authorship that I originate, conceive or develop at any time within six (6) months after my employment with the Company terminates (for any reason) will be presumed to be a Business Idea unless I can prove otherwise by clear and convincing evidence.

(c)     "Company Information" as used in this Agreement means Confidential
Information and Trade Secrets, collectively, as defined below.

(d)     "Competitor'' as used in this Agreement means another business, whether a person, entity or organization, that is in the same or substantially the same Business as Kimberly-Clark anywhere in the United States.

(e)     "Confidential Information" as used in this Agreement means all information, knowledge and data relating to the Business which is or has been disclosed to me or of which I became aware as a consequence of or through my employment with the Company, and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any information knowledge or data that has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by me without authorization) or that has been independently developed and disclosed to the general public by others, or otherwise entered the public domain through lawful means.

(f) "Kimberly-Clark" or the "Company" as used in this Agreement includes Kimberly-Clark Corporation and any subsidiary of Kimberly-Clark Corporation of which 50% or more of the voting shares are owned directly or indirectly by Kimberly Clark-Corporation.

(g)     "Trade Secrets" as used in this Agreement means information of the Company, without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT - MAY 2005

known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy

2.     Confidentiality Obligations.

(a)     The Company agrees to provide me with Company Information. In exchange for the Company's agreement to provide me with Company Information, as well as the other mutual promises contained in this Agreement and access to its customers, I shall not disclose, publish or disseminate any Company Information, or use any Company Information for the benefit of any person or entity other than the Company, except as specifically required to perform my job duties for the Company or as otherwise specifically authorized by the Company. I understand and agree that one of my important duties as an employee, and even after my employment terminates, regardless of the reason for or manner of termination, is to use my best efforts to safeguard the confidentiality of the Company Information. With respect to Confidential Information that does not constitute Trade Secrets, my confidentiality obligations described herein shall continue for a period of two (2) years after my employment with the Company terminates (regardless of the reason for or manner of termination). With respect to Trade Secrets, my confidentiality obligations described herein shall continue even after my employment with the Company terminates (regardless of the reason for or manner of termination) and for so long as the information at issue remains a Trade Secret under applicable law.

(b)     I further agree that all Company Information is the exclusive property of the Company and that I have no rights in or to the Company Information upon the termination of my employment. Upon termination of my employment, regardless of the reason for or manner of termination, I agree to immediately deliver to the Company all originals and all electronic and paper copies of all documents, records and property of any nature whatsoever which are in my possession, custody or control, and which are the property of the Company or which relate to the Company Information or Business Ideas, including, but not limited to, business activities, customers or prospective customers of the Company, whether prepared by me or others. After returning any electronic copies of such documents to the Company, any remaining electronic versions shall be destroyed.

3.     Nonsolicitation Obligations.

During the term of my employment by the Company and for a period of two (2) years following the termination of such employment, regardless of the reason for or manner of termination, I shall not, either directly or indirectly:

(a)     on behalf of a Competitor, solicit any customer or specifically identified prospective customer of the Company (except those no longer pursued by the Company), with whom I had material contact during the last twelve (12) months of my employment with the Company, for the purpose of selling a product or service competitive with a product or service offered by the Company for which I had research, development, production, sales or marketing responsibility during my employment with the Company; or

(b)     within the United States, solicit or encourage any person employed by the Company, with whom I had material contact during the last twelve (12) months of my employment with the Company, to leave the Company's employment.

4.     Assignment of Business Ideas.

(a)     The Company shall own all rights in all Business Ideas. Therefore, I hereby assign and agree to assign to the Company all Business Ideas. I shall promptly execute all documents which the Company may reasonably require to perfect, maintain and protect its patent, copyright and other rights to such Business Ideas throughout the world, and shall provide other reasonable assistance

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT - MAY 2005

and cooperation as may be necessary for the Company to investigate, perfect, maintain and protect those rights, including assistance and cooperation with litigation relating to any Business Ideas.

(b)     Even after my employment terminates, I agree to promptly assign, and hereby assign, to the Company all rights I may have in Business Ideas, and shall promptly execute all documents which the Company may reasonably require to investigate, perfect, maintain and protect its patent and other rights to such information throughout the world. Even after my employment terminates, I will continue to make myself reasonably available to assist the Company with its efforts to investigate, perfect, maintain and protect rights in any Business Ideas, including assistance with litigation relating to any Business Ideas.

5.     Code of Conduct.

I acknowledge that I have received, reviewed and agree to abide by the Company's Code Code of Conduct.

6.     Notice Obligations.

(a)     If I leave the Company, and if requested by the Company, I agree to provide the Company with the following information: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of my new position.

(b)     I agree that, for a period of two (2) years following termination of my employment with the Company, prior to accepting employment with any new employer, I will provide a copy of this Agreement to the potential new employer.

7.     Enforcement.

(a)     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Agreement, and such invalidity, illegality or unenforceability will not affect any other provision of the Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the covenants contained in Sections 2, 3 or 4 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of Sections 2, 3 or 4 so as to make the scope of such Sections as broad as can be enforced under applicable law.

(b)     In the event of an anticipated or actual breach by me of Sections 2, 3 or 4, I acknowledge and agree that damages would not be an adequate remedy to compensate Kimberly-Clark for the harm to the business of the Company and, in such event, I agree that Kimberly-Clark shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Agreement shall be construed to limit any permanent relief to which Kimberly-Clark may be entitled or the damages otherwise recoverable by Kimberly-Clark in any such event.

(c)     If I violate any aspect of this Agreement, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that I may be required to pay, I understand and agree that I shall be required to reimburse the Company for all its costs incurred to enforce the Agreement, including but not limited to, all attorneys' fees.

8.     Miscellaneous.

(a)     I am not a party to any agreement with any other company containing a confidentiality or noncompetition provision or other restriction that relates to the Business which I have not already disclosed to the Company in writing. I understand that I am prohibited from disclosing or

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT - MAY 2005

using during my employment with the Company any confidential information or trade secrets that I acquired from any previous employer.

(b)     This Agreement shall inure to the benefit of and be enforceable by any successors or assigns of the Company, but is not assignable by me.

(c)     This Agreement represents the full and complete agreement of the parties and supersedes and replaces any prior agreements on the same subject matters as addressed in this Agreement, including but not limited to the "Confidential Information and Business Ideas, Inventions and Developments Agreement." This Agreement is not, however, intended to supersede, replace, or alter the terms of the "Noncompetition and Confidentiality Agreement" or "Noncompete Agreement" that I may have executed prior to or contemporaneously with this Agreement.

(d)     Nothing in this Agreement will prevent me, after my employment terminates, from using skills and knowledge of a general and non-confidential nature gained while I was employed at Kimberly-Clark or earlier.

(e)     No waiver, modification or amendment of any term of this Agreement shall be valid unless made in writing specifying such waiver, modification, or amendment, and signed by an officer of the Company.

(f)     I hereby acknowledge that I have had the opportunity to discuss with a lawyer of my choosing any questions I may have regarding this Agreement, that I fully understand its provisions, and that I have signed it of my own free will in order to enjoy the benefits of employment with Kimberly Clark and the other consideration recited above, and to gain access to the Company Information and Kimberly-Clark's customers. I understand and acknowledge that the Company would not provide me with access to its Company Information or its customers but for my covenants contained in this
Agreement.

(g)    FOR EMPLOYEES NOT PARTY TO A COLLECTIVE BARGAINING AGREEMENT: This Agreement does not constitute a guarantee or contract of employment for a specific term. All employment with the Company is terminable at will, by either the employee or the Company, for any reason, at any time.

(h)     FOR CALIFORNIA EMPLOYEES: Notice under California Labor Code Section 2870. I have been notified and understand that the provisions of Sections 4 and 5 of this Agreement do not apply to any Work Product that constitutes an invention that fully qualifies under the provisions of Section 2870 of the California Labor Code, which states as follows:

(A)     ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (I) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (II) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT - MAY 2005

(B)     TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION (A), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

Signed at KCWH , this 10th day of APRIL , 2006.

KIMBERLY-CLARK CORPORATION

/s/ Robert W. Black	By:	/s/ Thomas J. Falk
(Employee Signature)		Thomas J. Falk
	Title:	Chairman of the Board & CEO
Witness: [Signature illegible]

CONFIDENTIALITY, NONSOLICITATION AND ASSIGNMENT OF BUSINESS IDEAS AGREEMENT - MAY 2005

ROBERT W. BLACK

Exhibit A-2

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT RELATES TO IMPORTANT LEGAL RIGHTS AND OBLIGATIONS.YOU SHOULD READ IT CAREFULLY AND YOU SHOULD SEEK INDEPENDENT LEGAL ADVICE IF YOU HAVE ANY QUESTIONS.

In consideration of my initial and/or ongoing at-will employment with Kimberly-Clark Corporation or one of its subsidiary companies, and the compensation and benefits provided to me, the Company's agreement to provide me with access to the Company's Confidential Information and Trade Secrets, access to its customers, participation in the Kimberly-Clark Corporation 2001 Equity Participation Plan ("Plan") and the grant of an award under the plan, and the other promises made below, I enter into the following Noncompetition and Confidentiality Agreement:

1.	Definitions.

(a)     "Area" as used in this Agreement means the United States of America.

(b)     "Business" as used in this Agreement means the development, production, sales and/or marketing of health or hygiene products of the type developed, produced, sold and/or marketed by Kimberly Clark.

(c)     "Business Ideas" as used in this Agreement means all ideas, concepts, innovations, inventions, data, developments, and works of authorship, whether or not patentable, both technical and business, which I originate, conceive or develop, either alone or in conjunction with others, at any time during my employment with the Company, except those which satisfy all three of the following criteria: i) unrelated to the Company's business; ii) not originated, conceived or developed during my working hours; and iii) not originated, conceived or developed by use of any Company property such as tools, supplies, equipment, materials, facilities or other Company employees. Any idea, concept, innovation, invention, data, development or work of authorship that I originate, conceive or develop at any time within six (6) months after my employment with the Company terminates (for any reason) will be presumed to be a Business Idea unless I can prove otherwise by clear and convincing evidence.

(d)     "Company Information" as used in this Agreement means Confidential Information and Trade Secrets, collectively, as defined below.

(e)     "Competitor" as used in this Agreement means another business, whether a person, entity or organization, that is in the same or substantially the same Business as Kimberly-Clark anywhere in the United States.

(f)     "Confidential Information" as used in this Agreement means all information, knowledge and data relating to the Business which is or has been disclosed to me or of which I became aware as a consequence of or through my employment with the Company, and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any information, knowledge or data that has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by me without authorization) or that has been independently developed and disclosed to the general public by others, or otherwise entered the public domain through lawful means.

(g)     "Kimberly-Clark" or the "Company" as used in this Agreement includes Kimberly-Clark Corporation and any subsidiary of Kimberly-Clark Corporation of which 50% or more of the voting shares are owned directly or indirectly by Kimberly-Clark Corporation.

(h)     "Trade Secrets" as used in this Agreement means information of the Company, without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT                     Updated May 2005

ROBERT W. BLACK

information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.     Noncompetition.

During the term of my employment, and for a period of two (2) years following the termination of my employment, regardless of the reason for or manner of termination, I shall not, without the written consent of the Company, within the Area, either directly or indirectly, undertake for a Competitor to perform duties and responsibilities that are the same or substantially similar to those duties and responsibilities I have undertaken for the Company, relating to the research, development, production, sales and/or marketing of any health or hygiene product competitive with any health or hygiene product for which I had research, development, production, sales and/or marketing responsibility during my employment with Kimberly-Clark, unless such product is no longer produced or sold by Kimberly-Clark.

3.     Confidentiality Obligations.

(a)     The Company agrees to provide me with Company Information. In exchange for the Company's agreement to provide me with Company Information, as well as the other mutual promises contained in this Agreement and access to its customers, I shall not disclose, publish or disseminate any Company Information, or use any Company Information for the benefit of any person or entity other than the Company, except as specifically required to perform my job duties for the Company or as otherwise specifically authorized by the Company. I understand and agree that one of my important duties as an employee, and even after my employment terminates, regardless of the reason for or manner of termination, is to use my best efforts to safeguard the confidentiality of the Company Information. With respect to Confidential Information that does not constitute Trade Secrets, my confidentiality obligations described herein shall continue for a period of two (2) years after my employment with the Company terminates (regardless of the reason for or manner of termination). With respect to Trade Secrets, my confidentiality obligations described herein shall continue even after my employment with the Company terminates (regardless of the reason for or manner of termination) and for so long as the information at issue remains a Trade Secret under applicable law.

(b)     I further agree that all Company Information is the exclusive property of the Company and that I have no rights in or to the Company Information upon the termination of my employment. Upon termination of my employment, regardless of the reason for or manner of termination, I agree to immediately deliver to the Company all originals and all electronic and paper copies of all documents, records and property of any nature whatsoever which are in my possession, custody or control, and which are the property of the Company or which relate to the Company Information or Business Ideas, including, but not limited to, business activities, customers or prospective customers of the Company, whether prepared by me or others. After returning any electronic copies of such documents to the Company, any remaining electronic versions shall be destroyed.

4.     Notice Obligations.

(a)     During the period of two (2) years following termination of my employment with Kimberly-Clark, I agree to notify Kimberly-Clark in writing prior to accepting new employment, or engaging in any other activity which may violate this Agreement, and I agree to provide in such notice information concerning my anticipated new employment or activity, including, but not limited to: name of employer; address of employer; name of new team leader; job title; and scope and responsibilities of my new position. I recognize that such duty of notification is absolute and is not affected by my belief that such employment may perhaps not violate this Agreement or otherwise be unfairly competitive with Kimberly-Clark. My written notice should be addressed to General Counsel, Attention: Noncompetition and Confidentiality Agreement, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, TX 75038.

(b)     During the period of two (2) years following termination of my employment with Kimberly-Clark, I shall provide a copy of this Noncompetition and Confidentiality Agreement to each new employer before starting in any new employment.

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT                     Updated May 2005

ROBERT W. BLACK

5.     Enforcement.

(a)     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective, valid and enforceable under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed to be severed from the Agreement, and such invalidity, illegality or unenforceability will not affect any other provision of the Agreement, all of which shall remain valid and enforceable. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the covenants contained in Sections 2 or 3 are unenforceable because they are overbroad in some respect, to the full extent permitted by applicable law, the court should revise or reform any aspect of Sections 2 or 3 so as to make the scope of such Sections as broad as can be enforced under applicable law.

(b)     In the event of an anticipated or actual breach by me of Sections 2 or 3, I acknowledge and agree that damages would not be an adequate remedy to compensate Kimberly-Clark for the harm to the business of the Company and, in such event, I agree that Kimberly-Clark shall be entitled to a temporary restraining order and to temporary injunctive relief to prevent or terminate such anticipated or actual breach, provided, however, that nothing in this Agreement shall be construed to limit any permanent relief to which Kimberly-Clark may be entitled or the damages otherwise recoverable by Kimberly-Clark in any such event.

(c)     If I violate any aspect of this Agreement, or any duty of loyalty or confidentiality imposed by law, in addition to any damages that I may be required to pay, I understand and agree that I shall be required to reimburse the Company for all its costs incurred to enforce the Agreement, including but not limited to, all attorneys' fees.

6.     Code of Conduct

I acknowledge that I have received, reviewed and agree to abide by the Company's Code of Conduct.

7.     Miscellaneous.

(a)     I am not a party to any agreement with any other company containing a nondisclosure or noncompetition provision or other restriction that relates to the Business, which I have not already disclosed to the Company in writing. I understand that I am prohibited from disclosing or using during my employment with the Company any confidential information that I acquired from any previous employer.

(b)     This Agreement shall inure to the benefit of and be enforceable by any successors or assigns of Kimberly-Clark, but is not assignable by me.

(c)     This Agreement represents the full and complete agreement of the parties and supersedes and replaces any prior agreements on the same subject matters as addressed in this Agreement, including but not limited to the "Noncompete Agreement." This Agreement is not, however, intended to supersede, replace, or alter the terms of the "Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement" that I may have executed prior to or contemporaneously with this Agreement.

(d)     No waiver, modification or amendment of any term of this Agreement shall be valid unless made in writing specifying such waiver, modification, or amendment and signed by an officer of the Company.

(e)     Nothing in this Agreement will prevent me, after my employment terminates, from using skills and knowledge of a general and non-confidential nature gained while I was employed at Kimberly-Clark or earlier.

(f)     I hereby acknowledge that I have had the opportunity to discuss with a lawyer of my choosing any questions I may have regarding this Agreement, that I fully understand its provisions, and that I have signed it of my own free will in order to enjoy the benefits of employment with Kimberly Clark and the other consideration recited

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT                     Updated May 2005

ROBERT W. BLACK

above, and to gain access to the Company Information and Kimberly-Clark's customers. I understand and acknowledge that the Company would not provide me with access to its Company Information or its customers but for my covenants contained in this Agreement.

(g)     This Agreement does not constitute a guarantee or contract of employment for a specific term. All employment with the Company is terminable at will, by either the employee or the Company, for any reason, at any time.

Signed at Dallas , this 19th day of MAY , 2006.

KIMBERLY-CLARK CORPORATION

/s/ Robert W. Black	By:	/s/ Thomas J. Falk
ROBERT W. BLACK		Thomas J. Falk
	Title:	Chairman of the Board & CEO
Witness: /s/ Rex L. Jones

NONCOMPETITION AND CONFIDENTIALITY AGREEMENT                     Updated May 2005